Exhibit 5

Certification of Chief Executive Officer

                Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of TransAlta Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)    the accompanying Report of Foreign Private Issuer on Form 6-K of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 22, 2004	/s/ Stephen G. Snyder Stephen G. Snyder President and Chief Executive Officer